Exhibit 99.1
For Immediate Release
October 21, 2019

NW Natural Water to Acquire Suncadia’s Water and Wastewater Utilities in Washington State
Continues to Expand Operations in Idaho

PORTLAND, Ore., October 21, 2019 - NW Natural Water Company, LLC (NW Natural Water), a wholly-owned subsidiary of Northwest Natural Holding Company (NYSE:NWN) (NW Natural Holdings), has agreed to acquire Suncadia’s water and wastewater utilities.

Located in Cle Elum, these utilities serve 2,800 connections at a year-round, master-planned resort community in central Washington.

“Suncadia serves a rapidly growing resort community that attracts people from Seattle, Tacoma and the greater Pacific Northwest,” said David H. Anderson, NW Natural Holdings’ president and CEO. “For more than 160 years, we’ve been providing safe, reliable and affordable utility services across the region, and we look forward to bringing this high-quality service to Suncadia.”

“We’re very pleased to partner with NW Natural Water on this transaction. It is a strong utility with a proven track record and an outstanding commitment to its customers,” added Roger Beck, managing director of Suncadia. “NW Natural Water’s industry expertise, reputation and financial capacity will be critical to meeting the needs of our growing community.”

Idaho Expansion
NW Natural Water also continues to expand its operations in Idaho. The Company recently closed two previously-announced acquisitions near Coeur d'Alene and has signed agreements to purchase two additional systems in that area. In addition, NW Natural Water has entered into an agreement to acquire the Taylor Mountain Water and Sewer District near Idaho Falls, its first acquisition of a municipally-owned system.

“I’m excited to continue building our water business by acquiring additional systems in and around our existing footprint,” said Justin Palfreyman, NW Natural Water’s president and NW Natural Holdings’ vice president of strategy and business development. “These acquisitions are consistent with our growth strategy, and we’re encouraged by the momentum we’re seeing in our water business.”

Consolidated Water Business
Once all pending acquisitions are closed, NW Natural Water will provide water and wastewater services to approximately 53,000 people through 21,000 connections. Its operations span the Pacific Northwest, including Oregon, Washington and Idaho.

The pending acquisitions are subject to certain conditions, including approval by the applicable utility commissions in Washington and Idaho, and expected to close in late 2019 or early 2020.

About NW Natural Holdings
Northwest Natural Holding Company, (NYSE: NWN) (NW Natural Holdings), is headquartered in Portland, Oregon, and through its subsidiaries has been doing business for 160 years in the Pacific Northwest. It owns NW Natural Gas Company (NW Natural), NW Natural Water Company (NW Natural Water), and other business interests and activities.

NW Natural is a local distribution company that currently provides natural gas service to approximately two million people in more than 140 communities through more than 750,000 meters in Oregon and Southwest Washington with one of the most modern pipeline systems in the nation. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores.

NW Natural Holdings’ subsidiaries own and operate 35 Bcf of underground gas storage capacity with NW Natural operating 20 Bcf in Oregon.

NW Natural Water currently provides water distribution and wastewater services to communities throughout the Pacific Northwest. When current outstanding transactions close, NW Natural Water expects to serve 53,000 people through approximately 21,000 connections. Learn more about our water business at nwnaturalwater.com.

Additional information is available at nwnaturalholdings.com.

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Investor Contact: Nikki Sparley, 503-721-2530, nikki.sparley@nwnatural.com
Media Contact: Melissa Moore, 503-220-2436, melissa.moore@nwnatural.com

FORWARD LOOKING STATEMENTS
This report, and other presentations made by NW Natural Holdings from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, assumptions, estimates, expectations, expenses, future events, investments, reliability, customer and business growth, customer rates or rate recovery, the water utility strategy and the related pending water acquisitions, acquisition integration, the likelihood, timing, and success associated with any transaction, financial results, accretion or financial projections, strategic fit, revenues and earnings, performance, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors," and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in NW Natural Holdings’ most recent Annual Report on Form 10-K, as updated by subsequent filed reports, and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk," and Part II, Item 1A, "Risk Factors," in such company's quarterly reports filed thereafter.
All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

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